                                                                  EXHIBIT 12.01

                    EASTMAN CHEMICAL COMPANY AND SUBSIDIARIES

               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES


                                                                     SECOND QUARTER           FIRST SIX MONTHS
(Dollars in millions)                                               2003        2002         2003         2002
                                                                    ----        -----        -----        -----
Earnings before income taxes and cumulative effect of
      changes in accounting principles                              $ 49        $  60        $  78        $  93

Add:
   Interest expense                                                   33           32           65           64

   Appropriate portion of rental expense (1)                           6            7           13           14

   Amortization of capitalized interest                                3            4            6            7
                                                                    ----        -----        -----        -----
Earnings as adjusted                                                $ 91        $ 103        $ 162        $ 178
                                                                    ====        =====        =====        =====

Fixed charges:
   Interest expense                                                 $ 33        $  32        $  65        $  64
   Appropriate portion of rental expense (1)                           6            7           13           14
   Capitalized interest                                                1            1            2            2
                                                                    ----        -----        -----        -----
Total fixed charges                                                 $ 40        $  40        $  80        $  80
                                                                    ====        =====        =====        =====

Ratio of earnings to fixed charges                                  2.3x         2.6x         2.0x         2.2x
                                                                    ====        =====        =====        =====

(1) For all periods presented, the interest component of rental expense is estimated to equal one-third of such expense.


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